UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NUTEX HEALTH INC.
(Exact name of registrant as specified in its charter)
Delaware        11-3363609
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification No.)

1776 Yorktown St, Suite 700,
Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 660-0557
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	Nasdaq Texas, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is filed pursuant to General Instruction A.(c)(2), check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Nutex Health Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common stock, par value $0.001 per share (the “Common Stock”), on Nasdaq Texas, LLC (“Nasdaq Texas”) under the symbol “NUTX.” The Common Stock is currently listed on The Nasdaq Stock Market LLC under the symbol “NUTX.”

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock set forth in Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-41346), filed with the SEC on March 5, 2026, is incorporated by reference herein.
The Company expects the listing and trading of the Common Stock on Nasdaq Texas to commence on September 23, 2026, under the symbol “NUTX.”

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq Texas, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: September 22, 2026
NUTEX HEALTH INC.

By: /s/ Jon C. Bates
Name: Jon C. Bates
Title: Chief Financial Officer